Exhibit 10.6

Kisses from Italy – Franchising LLC

Master Franchising and Multi-Development Agreement

____________________

DEMASAR MANAGEMENT INC.

JUNE 18, 2020

DATE OF AGREEMENT

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KISSES FROM ITALY-FRANCHISING LLC

MULTI-UNIT DEVELOPMENT AGREEMENT

THIS MULTI-UNIT DEVELOPMENT AGREEMENT (“Agreement”) is made and entered into the 18 day of June, 2020, between Kisses From Italy-Franchising LLC, a Florida limited liability company, having its principal place of business at 80 South West 8th Street, Suite 2000, Miami, Florida, 33130 (“we”, “us” or “our”), and Demasar Management Inc. whose principal address is 1981, Avenue McGill College, Suite 1640, Montréal, H3A 2Y1 Quebec, Canada (hereinafter “you” or “your”).

W I T N E S S E T H:

WHEREAS, as the result of the expenditure of time, skill, effort and money, we and our affiliate have developed and own a unique and distinctive system (hereinafter “System”) relating to the establishment and operation of a fast casual, breakfast, lunch and dinner restaurant, operating under the name “Kisses From Italy”. A Kisses From Italy restaurant (“Restaurant” or Franchised Business”) specializes in high quality, freshly prepared Italian dishes with an American flair, where the entire menu is served throughout the day, and which uses the franchisor’s proprietary recipes, formulae, techniques, trade dress, trademarks and logos. With our permission, some Kisses From Italy restaurants may offer beer, wine or a full bar;

WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, décor, color scheme, and furnishings; proprietary products and ingredients; proprietary recipes and special menu items; uniform standards, specifications, and procedures for operations; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by us from time to time;

WHEREAS, the System is identified by means of certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including, but not limited to, the mark “Kisses From Italy” and such other trade names, service marks, and trademarks as are now designated (and may hereafter be designated by us in writing) for use in connection with the System (hereinafter referred to as “Marks”);

WHEREAS, we and our affiliate continue to develop, use and control the use of such Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System’s high standards of quality, appearance and service; and

WHEREAS, you wish to obtain certain development rights to open and operate Restaurants operating under the Marks and the System within the Development Area described in this Multi-Unit Development Agreement.

NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party stated herein, hereby agree as follows:

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SECTION 1

GRANT

1.1               We hereby grant to you, pursuant to the terms and conditions of this Multi-Unit Development Agreement, certain development rights (“Development Rights”) to establish and operate One-Hundred (100) franchised Restaurants, and to use the Marks and System solely in connection therewith, at specific locations to be designated in separate Franchise Agreements executed as provided in Section 3.1 hereof, and pursuant to the schedule established in Attachment D of this Agreement (hereinafter “Minimum Performance Schedule”). Each Restaurant developed hereunder shall be located in the area described in Attachment E of this Agreement (hereinafter “Development Area”). The Minimum Performance Schedule shall be deemed completed, and this Agreement shall expire, upon the opening of the last Kisses From Italy Restaurant to be developed hereunder.

1.2               Each Restaurant for which a Development Right is granted hereunder shall be established and operated pursuant to a Franchise Agreement to be entered into between you and us in accordance with Section 3.1 hereof.

1.3               Except as otherwise provided in this Agreement, we shall not establish, nor franchise anyone other than you to establish, a Restaurant in the Development Area during the term of this Agreement, provided you are not in default hereunder.

1.4               This Agreement is not a Franchise Agreement and does not grant to you any right to use the Marks or System.

SECTION 2

DEVELOPMENT FEE; INITIAL FRANCHISE FEE

2.1               In consideration of the Development Rights granted herein, you shall pay to us a development fee (“Development Fee”) as follows: one hundred percent (100%) of the development fee for each Restaurant to be developed hereunder, plus zero percent (0.0%) of the initial franchise fee for each additional Restaurant to be developed hereunder. The Development Fee shall be fully earned by us upon execution of this Agreement, shall be non-refundable, and shall be for administrative and other expenses incurred by us and for the development opportunities lost or deferred as a result of the Development Rights granted to you herein.

2.2              The initial franchise fee payable for each Restaurant to be developed hereunder shall Four-Thousand, Canadian Dollars ($4,000 CAD)

2.3               You shall execute the Franchise Agreement for the first Restaurant contemporaneously with your execution of this Agreement, and we shall apply a portion of the Development Fee to pay the initial franchise fee for this first Restaurant in full. For each Restaurant you develop after the first one, we will apply a pro rata portion of the Development Fee toward the initial franchise fee for such Restaurant, and the balance of the initial franchise fee is payable to us in a lump sum when you execute the Franchise Agreement for such Restaurant.

SECTION 3

SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

3.1               You shall assume all responsibility and expense for locating potential sites for Restaurants and shall submit to us for our evaluation and approval, in the form specified by us, a description of the site, the terms of the lease or purchase, a market feasibility study for the site and such other information and materials as we may reasonably require, together with a letter of intent or other evidence satisfactory to us which confirms your favorable prospects for obtaining the site. We shall have thirty (30) days after receipt of such information and materials from you to accept or decline the site in our sole discretion. If the site is accepted, you will then be presented with the Franchise Agreement for execution.

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3.2               Recognizing that time is of the essence, you agree to exercise each of the Development Rights granted hereunder in the manner specified herein, and in accordance with the Minimum Performance Schedule. Your failure to adhere to the Minimum Performance Schedule shall constitute a default under this Agreement as provided in Section 9.1 hereof. Under no circumstances may you open a Restaurant for business unless and until there is a fully executed Franchise Agreement in place for such Restaurant and we have been paid all amounts payable to us upon execution of such Agreement.

3.3               You shall exercise each Development Right granted herein only by executing a Franchise Agreement for each Restaurant at a site approved by us in the Development Area as hereinafter provided within ten (10) days after receipt of said Franchise Agreement from us for the approved site and return same to us for our execution. The Franchise Agreement for the first Development Right exercised hereunder has been executed contemporaneously with this Agreement. The Franchise Agreement for each additional Development Right exercised hereunder shall be the then-current Franchise Agreement, except that the Royalty and Brand Development Fees shall not increase and shall be the same as stated in the first Franchise Agreement executed, subject to any non-material changes therein which are required to be made by changes in any applicable law, regulation or ordinance in effect from time to time. In the event we do not receive the properly executed Franchise Agreement with the appropriate number of copies within said ten (10) days from delivery thereof to you, our approval of the site shall be void and you shall have no rights with respect to said site.

3.4               You acknowledge that the approval of a particular site for a Restaurant by us shall not be deemed to be an assurance or guaranty that the Restaurant will operate successfully or at a profit from such site.

SECTION 4

DEVELOPMENT RIGHTS AND OBLIGATIONS

4.1              Subject to the provisions of this Agreement, we grant to you the Development Rights, as described in Section 1.1. Notwithstanding any other provision of this Agreement, Development Rights under this Agreement may or may not, in our sole discretion, include the right to develop Restaurants at any “Non-Traditional Sites”. Non-Traditional Sites include without limitation military bases, hotels, high school and college campuses, airports, train stations, travel plazas, toll roads, prisons, hospitals, convenience stores, casinos, sports or entertainment venues or stadiums, and retail restaurant locations being sublet under a lease to a master concessionaire, whether currently existing or constructed or established subsequent to the date hereof.

4.2               Provided you are in full compliance with all the terms and conditions of this Agreement, including without limitation your development obligations described in Section 3.2 and the Minimum Performance Schedule, and you are in full compliance with all of your obligations under all franchise agreements executed pursuant to this Agreement, then during the term of this Agreement neither we nor any of our affiliates will develop or operate or grant franchises for the development or operation of Restaurants within the Development Area, except the franchises that are granted to you pursuant to this Agreement and except as otherwise expressly provided in this Agreement.

4.3               Upon the termination or expiration of this Agreement, we and our affiliates shall have the right to develop and operate, and to grant to others development rights and franchises to develop and operate, Restaurants within the Development Area subject only to the territorial rights granted to you with respect to Restaurants operated by you pursuant to the Franchise Agreements and subject, further, to the right of first refusal described in Section 6 below.

4.4               Except as expressly limited by Section 3.2 above, we and our affiliates retain all rights with respect to Restaurants, the Marks and the sale of any goods and services, anywhere in the world, including, without limitation, the right:

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4.4.1          to produce, offer and sell and to grant others the right to produce, offer and sell the products offered at Restaurants and any other goods displaying the Marks or other trade and service marks through alternative distribution channels, as described below, both within and outside the Development Area, and under any terms and conditions we deem appropriate. “Alternative distribution channels” include, but are not limited to, the internet, catalog sales, grocery stores, club stores, telemarketing or other direct marketing sales;

4.4.2          to operate and to grant others the right to operate Restaurants located outside the Development Area under any terms and conditions we deem appropriate and regardless of proximity to a Restaurant;

4.4.3          to operate and to grant others the right to operate Restaurants at Non-Traditional Sites within and outside the Development Area under any terms and conditions we deem appropriate; and

4.4.4           to acquire and operate a business operating one or more restaurants or food service businesses located or operating in the Development Area.

SECTION 5

RENEWAL

This Agreement shall not be subject to renewal; however, if you wish to purchase a new Development Area and continue to develop Restaurants, we will, in good faith, negotiate a new Multi- Unit Development Agreement with you.

SECTION 6

TERM AND RIGHT OF FIRST REFUSAL

6.1               Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all Development Rights granted hereunder shall expire on the date the last Restaurant is opened pursuant to the Minimum Performance Schedule established in Attachment D.

6.2                If, during the term of this Agreement, a Non-Traditional Site becomes available in your Development Area, then we may, in our sole discretion, offer to you the opportunity to develop a Restaurant at such Non-Traditional Site. You shall have thirty (30) days after receipt of our notice in which to accept or decline this right of first refusal. Your failure to notify us within such thirty (30) day period shall be interpreted that you have declined the right of first refusal. Nothing in this Agreement shall require us to provide you with a right of first refusal for a Non-Traditional Site.

6.3               Upon completion of the Minimum Performance Schedule, if we determine that it is desirable to operate one or more additional Restaurants in the Development Area, and provided you have timely complied with the Minimum Performance Schedule and are then in compliance with all terms and conditions of all Franchise Agreements, you shall have a right of first refusal to obtain the Development Rights to such additional Restaurant(s) upon such reasonable terms and conditions as are then determined by us including, but not limited to, the imposition of a new Development Fee and the payment of the then-current initial fees upon execution of the then-current Franchise Agreement. In such case, we shall advise you in writing of the terms and conditions for the acquisition of the Development Rights for such additional Restaurant(s). You must notify us in writing within sixty (60) days of the receipt of such notice whether you wish to acquire the Development Rights to one or all of such additional Restaurant(s). If you do not exercise this right of first refusal, in whole, we may, following the expiration of the sixty (60) day period, grant the Development Rights to such additional Restaurant(s) to any other person or persons on the same terms and conditions or we may elect to develop and construct any of such additional Restaurant(s).

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SECTION 7

YOUR OBLIGATIONS

7.1               You acknowledge and agree that:

7.1.1          Except as otherwise provided herein, this Agreement includes only the right to select sites for the establishment of Restaurants and to submit the same to us for our approval in accordance with the terms of this Agreement. This Agreement does not include the grant of a license by us to you of any rights to use the Marks, the System, or to open or operate any Restaurants within the Development Area. You shall obtain the license to use such additional rights at each Restaurant upon the execution of each Franchise Agreement by both you and us and only in accordance with the terms of each Franchise Agreement.

7.1.2          The Development Rights granted hereunder are personal to you and cannot be sold, assigned, transferred or encumbered, in whole or in part, except as stated in Section 11 hereof.

7.1.3          Except as provided in Sections 6.1 and 6.2 hereof, the Development Rights granted hereunder are non-exclusive, and we retain the right, in our sole discretion:

(a)                To continue to construct and operate other Restaurants and to use the System and the Marks at any location outside the Development Area, and to license others to do so.

(b)                To develop, use and franchise the rights to any trade names, trademarks, service marks, trade symbols, emblems, signs, slogans, insignia, or copyrights not designated by us as Marks for use with different franchise systems for the sale of the different products or services not in connection with the System at any location, on such terms and conditions as we may deem advisable and without granting you any rights therein.

(c)                To develop, merchandise, sell and license others to sell any of our products, proprietary or otherwise, presently existing or to be developed in the future, to the public through alternative distribution channels outside or inside of the Development Area and to use the Marks in connection therewith.

7.1.4          You have sole responsibility for the performance of all obligations arising out of the operation of your business pursuant to this Agreement, including, but not limited to, the payment when due of any and all taxes levied or assessed by reason of such operation.

7.1.5          In all public records, in your relationship with other persons, and in any documents, you shall indicate clearly the independent ownership of your business and that the operations of said business are separate and distinct from the operation of a Kisses From Italy Restaurant.

7.1.6           You shall at all times preserve in confidence any and all materials and information furnished or disclosed to you by us and you shall disclose such information or materials only to such of your employees or agents who must have access to it in connection with their employment. You shall not at any time, without our prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

7.1.7           You shall comply with all requirements of federal, state and local laws, rules and regulations.

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7.1.8          You shall at no time have the right to sub-franchise any of your Development Rights hereunder.

7.1.9          In no event shall any Restaurant be opened for business unless and until a Franchise Agreement for such Restaurant has been fully executed and the initial fee for such Restaurant has been paid.

SECTION 8

OUR SERVICES

We shall, at our expense, provide the following services:

8.1               Review your site selection for conformity to our standards and criteria for selection and acquisition of sites upon our receipt of your written request for approval thereof.

8.2               Assist you in determining the layout and configuration of each Restaurant once the location has been approved. After you and we have determining the layout and configuration of each Restaurant, you must arrange for site plan and build-out plans and specifications to be prepared and submitted to us for our review.

8.3               Review of your site plan and final build-out plans and specifications for conformity to the construction standards and specifications of the System, upon our receipt of your written request for approval thereof.

8.4               Provide such other resources and assistance as may hereafter be developed and offered by us to our other Multi-Unit Developers.

SECTION 9

DEFAULT AND TERMINATION

9.1               The occurrence of any of the following events of default shall constitute good cause for us, at our option and without prejudice to any other rights or remedies provided for hereunder or by law or equity, to terminate this Agreement upon notice to you without opportunity to cure the default, except where prohibited by any applicable state or federal law, whereupon this Agreement shall be terminated in accordance with the provisions of any such law:

9.1.1          If you shall, in any respect, fail to meet the Minimum Performance Schedule.

9.1.2          If you shall purport to effect any assignment other than in accordance with Section 11 hereof.

9.1.3          Except as provided in Section 11 hereof, if you attempt to sell, assign, transfer or encumber this Agreement prior to the time that at least twenty-five percent (25%) of the Restaurants to be constructed and opened for business in accordance with the Minimum Performance Schedule are, in fact, open or under construction.

9.1.4          If you make, or have made, any material misrepresentation to us in connection with obtaining this Multi-Unit Development Agreement, any site approval hereunder, or any Franchise Agreement.

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9.1.5          If you default in the performance of any obligation under any Franchise Agreement with us, provided such default results in the termination of the Franchise Agreement.

9.1.6          If you suffer a violation of any law, ordinance, rule or regulation of a governmental agency in connection with the operation of the Restaurant, and permit the same to go uncorrected after notification thereof, unless there is a bona fide dispute as to the violation or legality of such law, ordinance, rule or regulation, and you promptly resort to courts or forums of appropriate jurisdiction to contest such violation or legality.

9.1.7          If you or an owner of yours owning a twenty-five percent (25%) or more interest in you is convicted in a court of competent jurisdiction of an indictable offense punishable by a term of imprisonment in excess of one (1) year.

9.1.8          If you, or any of your partners, if you are a partnership, or any of your officers, directors, shareholders, or members, if you are a corporation or limited liability company, shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by you or such a petition is filed against and not opposed by you; if you are adjudicated a bankrupt or insolvent; if a bill in equity or other proceeding for the appointment of a receiver or other custodian for you or your business or assets is filed and consented to by you; if a receiver or other custodian (permanent or temporary) of your assets or property, or any part thereof, is appointed by any court of competent jurisdiction; if proceedings for a composition with creditors under any state or federal law should be instituted by or against you; if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); if you are dissolved; if execution is levied against your business or property; if suit to foreclose any lien or mortgage against the premises or equipment is instituted against you and not dismissed within thirty (30) days; or if the real or personal property of the business shall be sold after levy thereupon by any sheriff, marshal, or constable.

9.1.9          If you, or any shareholder or principal, if you are corporate entity, or any of your affiliates cease to operate all of the Restaurants developed pursuant to the terms of this Agreement.

9.2               Upon occurrence of any of the events stated in this Section 9.2, we may, without prejudice to any other rights or remedies contained in this Agreement or provided by law or equity, terminate this Agreement. Such termination shall be effective thirty (30) days after written notice (or such other notice as may be required by applicable state law) is given by us to you of any of such events, if such defaults are not cured within such period:

9.2.1          If you shall use the System or Marks, or any other names, marks, systems, insignia, symbols or rights which are our property, except pursuant to, and in accordance with, a valid and effective Franchise Agreement.

9.2.2          If you, or persons controlling, controlled by or under common control with you, shall have any interest, direct or indirect, in the ownership or operation of any food service business engaged in the sale of products similar to those permitted to be sold by you within the Development Area or in any food service business which looks like, copies or imitates the Restaurant or operates in a manner tending to have such effect other than pursuant to a valid and effective Franchise Agreement with us.

9.2.3          If you shall fail to remit to us any payments pursuant to Section 2 when same are due.

9.2.4          If you shall begin work upon any Restaurant at any site unless all the conditions stated in Section 3 hereof have been met.

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9.2.5          If you fail to obtain our prior written approval or consent, including but not limited to site approval or site plan approval, as expressly required by this Agreement.

9.2.6          If you default in the performance of any other obligation under this Agreement.

9.2.7          If you open any Restaurant for business before a Franchise Agreement for such Restaurant has been fully executed and the initial fee due to us has been paid.

SECTION 10

OBLIGATIONS FOLLOWING TERMINATION

10.1           Upon termination of this Agreement becoming effective for any reason, or upon expiration of the term hereof, you agree as follows:

10.1.1          To cease immediately any attempts to select sites on which to establish Restaurants.

10.1.2          To cease immediately to hold yourself out in any way as a Multi-Unit Developer of ours or to do anything which would indicate a relationship between you and us.

10.2           No right or remedy herein conferred upon or reserved to us is exclusive of any other right or remedy provided or permitted by law or in equity.

SECTION 11

TRANSFER OF INTEREST

11.1           This Agreement is personal to you and you shall neither sell, assign, transfer nor encumber this Agreement, the Development Rights, or any other interest hereunder, nor suffer or permit any such assignment, transfer or encumbrance to occur directly, indirectly or contingently by agreement or by operation of law without our prior written consent. You understand that this Agreement may not be pledged, mortgaged, hypothecated, given as security for an obligation or in any manner encumbered. The assignment or transfer of any interest, except in accordance with this Section shall constitute a material breach of this Agreement.

11.2           In the event that you are a corporation or desire to conduct business in a corporate capacity, said corporate entity or assignment to a corporate entity (which may include a corporation, limited liability company or partnership) must receive our prior written approval and you agree to comply with the provisions hereinafter specified, including without limitation, personal guarantees by one or more equity owners of all of the obligations of said corporate entity or assignee corporate entity to us and other parties designated by us. The corporate entity or assignee corporate entity shall not engage in any business activities other than those directly related to the operation of the Restaurant(s) pursuant to the terms and conditions of the Franchise Agreements with us, and all assets related to the operation of the Restaurant(s) shall be held by the corporate entity or assignee corporate entity. There shall be no transfer fee charged by us for a one (1) time assignment to a corporate entity.

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11.3           If you are a corporation or if your rights hereunder are assigned to a corporate entity, you or those individuals disclosed on Attachment “B” attached hereto shall be the legal and beneficial owner of not less than fifty-one percent (51%) of the outstanding equity of said entity and shall act as such entity’s principal officer. The assignment to a corporate entity will not relieve you of personal liability to us for performance of any of the obligations under this Agreement. Any subsequent transfer of voting rights of the equity of the entity or assignee entity, and any transfer or issuance of equity of the entity or assignee entity shall be subject to our prior written approval. We agree that we will not unreasonably restrict the issuance or transfer of equity, provided that you comply with the provisions of this Section 11, and provided that in no event shall any equity of such corporate entity or assignee corporate entity be sold, transferred or assigned to a business competitor of ours. The articles of organization and governing documents (including by-laws, operating agreement or partnership agreement) of the entity or assignee entity shall reflect that the issuance and transfer of equity is restricted, and all certificates shall bear the following legend, which shall be printed legibly and conspicuously on each certificate:

“The transfer of this certificate is subject to the terms and conditions of a Multi-Unit Development Agreement with Kisses From Italy- Franchising LLC dated . Reference is made to said Multi-Unit Development Agreement and related Franchise Agreements and to restrictive provisions of the governing documents of this entity.”

11.4           The entity or assignee entity’s records shall indicate that a stop transfer order shall be in effect against the transfer of any equity, except for transfers permitted by this Section 11. In addition to the foregoing, the equity of such entity or assignee entity shall not be publicly sold or traded without our prior express written consent, which shall be given at our sole discretion. You are strictly prohibited from offering your securities through a public offering or private placement.

11.5           In the event of your death, disability or permanent incapacity, we shall consent to the transfer of all of the interest of you to your spouse, heirs or relatives, by blood or marriage, or if this Agreement was originally executed by more than one party, then to the remaining party(ies) who originally executed this Agreement, whether such transfer is made by your Last Will and Testament or by operation of law, provided that the requirements of Section 11 hereof have been met. In the event that your heirs do not obtain our consent as prescribed herein, your personal representative shall have a reasonable time to dispose of your interest hereunder, which disposition shall be subject to all the terms and conditions for transfers under this Agreement.

11.6           You have represented to us that you are entering into this Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the Development Rights hereunder. Therefore, you agree that any attempt to assign this Agreement, prior to the time that at least twenty-five percent (25%) of the Restaurant(s) to be constructed hereunder are opened or under construction, except pursuant to Sections 11.2 and 11.3 hereof, shall be deemed to be an event of default.

11.7           Except as provided in Section 11.6, if you receive from an unaffiliated third party and desire to accept a bona fide written offer to purchase your business, Development Rights and interests, we shall have the option, exercisable within thirty (30) days after receipt of written notice setting forth the name and address of the prospective purchaser, the price and terms of such offer, and a copy of such offer and the other information stated in this Section 11.7, to purchase such business, Development Rights and interests, including your right to develop sites within the Development Area, on the same terms and conditions as offered by said third party. In order that we may have information sufficient to enable us to determine whether to exercise this option, we may require you to deliver to us certified financial statements as of the end of your most recent fiscal year and such other information about your business and operations as we may request. If we decline or do not accept the offer in writing within thirty (30) days, you may, within thirty (30) days from the expiration of the option period, sell, assign and transfer your business, Development Rights and interest to said third party, provided we have consented to such transfer as required by this Section 11. Any material change in the terms of the offer prior to closing of the sale to such third party shall constitute a new offer, subject to the same rights of first refusal by us or our nominee, as in the case of an initial offer. Our failure to exercise the option afforded by this Section 11.7 shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section with respect to the proposed transfer.

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11.8           You acknowledge and agree that the restrictions on transfer imposed herein are reasonable and are necessary to protect the Development Rights, the System and the Marks, as well as our reputation and image, and are for the protection of us, you and other Multi-Unit Developers and franchisees. Any assignment or transfer permitted by this Section 11 shall not be effective until we receive a completely executed copy of all transfer documents, and we consent in writing thereto.

11.9           Except as provided in Section 11.6 hereof, we agree not to unreasonably withhold our consent to a sale, assignment or transfer by you hereunder. Consent to such transfer otherwise permitted or permissible as reasonable may be refused unless:

11.9.1      All of your obligations created by this Agreement, all other franchise documents, including all Franchise Agreements, and the relationship created hereunder are assumed by the transferee.

11.9.2      All ascertained or liquidated debts of you to us or our affiliated or subsidiary corporations are paid.

11.9.3      You are not in default hereunder.

11.9.4      We are reasonably satisfied that the transferee meets all of our requirements for new Multi-Unit Developers, including but not limited to, good reputation and character, business acumen, operational ability, management skills, financial strength and other business considerations.

11.9.5      Transferee executes or, in appropriate circumstances, causes all necessary parties to execute, our standard form of Multi-Unit Development Agreement, Franchise Agreements for all Restaurants open or under construction hereunder, and such other then-current ancillary agreements being required by us of new Multi-Unit Developers on the date of transfer.

11.9.6      You execute a general release, in a form satisfactory to us, of any and all claims against us, our officers, directors, employees and principal stockholders of any and all claims and causes of action that you may have against us or any subsidiary or affiliated corporations in any way relating to this Agreement or the performance or non-performance thereof by us.

11.9.7      You or transferee pay to us a transfer fee in an amount calculated as Five Thousand Dollars ($5,000) multiplied by the number of Restaurants committed to be developed under this Agreement. Such transfer fee shall cover our reasonable costs in effecting the transfer and in providing training and other initial assistance to transferee.

11.10        Upon the death or mental incapacity of any person with an interest of more than fifty percent (50%) in this Agreement or in you, the executor, administrator or personal representative of such person shall transfer his interest to a third party approved by us within twelve (12) months. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions stated in Section 11.1 hereof, the personal representative of the deceased shall have a reasonable time, not to exceed twelve (12) months from the date said personal representative is appointed, to dispose of the deceased’s interest in you or in the Development Rights, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. It is understood and agreed, however, that notwithstanding the foregoing, the Minimum Performance Schedule shall be complied with as though no such death or mental incapacity had occurred. In the event the interest described above is not disposed of within such time, we shall have the right to terminate this Agreement, provided such termination had not previously occurred for failure to perform pursuant to the Minimum Performance Schedule, upon ninety (90) days’ notice to your representative, or we shall have the right to re-purchase same at the same price being sought by your representative.

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11.11        Our consent to a transfer of any interest in you or in the Development Rights pursuant to this Section shall not constitute a waiver of any claims we may have against the transferring party, nor shall it be deemed a waiver of our right to demand exact compliance with any of the terms of this Agreement by the transferee.

11.12        We shall have the right to assign this Agreement and all of our attendant rights and privileges to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of our functions: (i) the assignee shall, at the time of such assignment, be financially responsible and economically capable of performing our obligations; and (ii) the assignee shall expressly assume and agree to perform such obligations.

You expressly affirm and agree that we may sell our assets, our rights to the Marks or to the System outright to a third party; may go public; may engage in a private placement of some or all of our securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, you expressly and specifically waive any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof) and/or the loss of association with or identification of “Kisses From Italy-Franchising LLC” as Franchisor. Nothing contained in this Agreement shall require us to remain in the restaurant business or to offer the same products and services, whether or not bearing the Marks, in the event that we exercise our right to assign our rights in this Agreement.

SECTION 12

COVENANTS

12.1           You specifically acknowledge that, pursuant to this Agreement, you will receive valuable training and confidential information, including, without limitation, secret recipes, information regarding the marketing methods and techniques of us and the System. You covenant that during the term of this Agreement, except as otherwise approved in writing by us, you and persons controlling, controlled by or under common control with you shall not, either directly or indirectly, for yourself/himself, or through, on behalf of or in conjunction with any person, persons or legal entity:

12.1.1      Divert or attempt to divert any business or client of the Franchised Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks and the System.

12.1.2      Own, maintain, advise, help, invest in, make loans to, be employed by, engage in or have any interest in any restaurant or food service business other than the Franchised Business (including any business operated by you prior to entry into this Agreement), which business is of a character and concept similar to the Restaurant, including a restaurant which offers and sells the same or substantially similar food products (a “Competitive Business”).

12.2           You covenant that, except as otherwise approved in writing by us, you shall not, for a continuous and uninterrupted period commencing upon the expiration or termination of this Agreement, and continuing for two (2) years thereafter (and, in case of any violation of this covenant, for two (2) years after the violation ceases), either directly or indirectly, for yourself, or through, on behalf of or in conjunction with any person, persons, partnership or corporation, own, maintain, advise, help, invest in, make loans to, be employed by, engage in or have any interest in any Competitive Business which is located within twenty (20) miles of any Kisses From Italy Restaurant in the System.

12.3           Subsections 12.1.2 and 12.2 of this Section shall not apply to ownership by you of less than a five percent (5%) beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities Exchange Act of 1934.

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12.4           The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section 12 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which we are a party, you expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 12.

12.5           You understand and acknowledge that we shall have the right, in our sole discretion, to reduce the scope of any covenant stated in Sections 12.1 and 12.2 or any portion thereof, without your consent, effective immediately upon receipt by you of written notice thereof, and you agree that you shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 16 hereof.

12.6           You expressly agree that the existence of any claim you may have against us, whether or not arising from this Agreement, shall not constitute a defense to our enforcement of the covenants in this Section 12.

12.7           You acknowledge that any failure to comply with the requirements of this Section 12 would cause us irreparable injury for which no adequate remedy at law may be available, and you hereby accordingly consent to our seeking injunctive relief prohibiting any conduct by you in violation of the terms of this Section 12. We may further avail ourselves of any other legal or equitable rights and remedies which we may have under this Agreement or otherwise.

12.8           At our request, you shall require and obtain the execution of covenants similar to those described in this Section 12 (including covenants applicable upon the termination of a person’s relationship with you) from any or all of the following persons:

12.8.1      All managers, chefs and other personnel in your Restaurants who have received training from us;

12.8.2      All officers, directors and holders of a beneficial interest of five percent (5%) or more of the securities of you and of any entity directly or indirectly controlling you, if you are a corporation or limited liability company; and

12.8.3      The general partners and any limited partners (including any corporation, and the officers, directors and holders of a beneficial interest of five percent (5%) or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner), if you are a partnership.

Each covenant required by this Section 12.8 shall be in a form satisfactory to us, including, without limitation, specific identification of us as a third-party beneficiary of such covenants with the independent right to enforce them. Your failure to obtain execution of a covenant required by this Section 12.8  shall constitute a default under Section 9 hereof.

12.9           During the term of this Agreement, an officer or agent of ours shall have the right to inspect any Restaurant in which you have an interest at reasonable times and during normal business hours to the extent reasonably necessary to determine whether the conditions of this Section 12 are being satisfied. If, by reason of such inspections or otherwise, we have reason to believe that you are not in full compliance with the terms of this Section, we shall give notice of such default to you, specifying the nature of such default. If you deny that you are in default hereunder, as specified by us, you shall have the burden of establishing that such default does not exist and shall give notice to us of your position within ten (10) days of receipt of the notice from us. Unless you so deny such default, you shall immediately take all steps to cure said default in a manner satisfactory to us.

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SECTION 13

NOTICES

Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:	Kisses From Italy-Franchising LLC
80 South West 8th Street, Suite 2000
Miami, Florida 33130
Attention: Claudio Ferri
Email: Claudio@kissesfromitaly.com

COPY TO:

Notices to the Multi-Unit Developer:	1981, avenue McGill College
Bureau 1640
Montréal, H3A 2Y1
Quebec, Canada

Any notice by certified or registered mail shall be deemed to have been given at the date and time of mailing.

SECTION 14

INDEPENDENT CONTRACTOR AND INDEMNIFICATION

14.1           It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the debts or liabilities incurred by the other.

14.2           You shall hold yourself out to the public to be an independent contractor operating pursuant to this Agreement. You agree to take such actions as shall be necessary to that end.

14.3           You understand and agree that nothing in this Agreement authorizes you to make any contract, agreement, warranty or representation on our behalf, or to incur any debt or other obligation in our name, and that we assume no liability for, nor shall be deemed liable by reason of, any act or omission of yours or any claim or judgment arising therefrom. You shall indemnify and hold us and our officers, directors, and employees harmless against any and all such claims arising directly or indirectly from, as a result of, or in connection with your activities hereunder, as well as the cost, including reasonable attorneys’ fees, of defending against them, except that the foregoing shall not apply to infringement actions regarding the Marks which are caused solely by our actions or actions caused by the negligent acts of us or our agents.

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SECTION 15

APPROVALS

15.1           Whenever this Agreement requires our prior approval or consent, you shall make a timely written request to us for such approval or consent, and, except as otherwise provided herein, any approval or consent granted shall be in writing.

15.2           We make no warranties or guarantees upon which you may rely, and assume no liability or obligation to you or any third party to which we would not otherwise be subject, by providing any waiver, approval, advise, consent or services to you in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

SECTION 16

NON-WAIVER

No failure of ours to exercise any power reserved to us under this Agreement or to insist upon compliance by you with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of our rights to demand exact compliance with the terms of this Agreement. Our waiver of any particular default shall not affect or impair our right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance or omission of ours to exercise any power or right arising out of any breach or default by you of any of the terms, provisions or covenants of this Agreement affect or impair our rights, nor shall such constitute a waiver by us of any rights hereunder or rights to declare any subsequent breach or default.

SECTION 17

SEVERABILITY AND CONSTRUCTION

17.1           Each covenant and provision of this Agreement shall be construed as independent of any other covenant or provision of this Agreement. The provisions of this Agreement shall be deemed severable.

17.2           If all or any portion of a covenant or provision of this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in a decision to which we are a party, you expressly agree to be bound by any lesser covenant or provision imposing the maximum duty permitted by law which is subsumed within the terms of such covenant or provision, as if that lesser covenant or provision were separately stated in and made a part of this Agreement.

17.3           Nothing in this Agreement shall confer upon any person or legal entity other than us or you, and such of our respective successors and assigns as may be contemplated by Section 11 hereof, any rights or remedies under or by reason of this Agreement.

17.4           All captions in this Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning or construction of any provision hereof.

17.5           All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by you shall be deemed jointly and severally undertaken by all those executing this Agreement on your behalf.

17.6           This Agreement may be executed in multiple copies, each of which shall be deemed an original.

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SECTION 18

ENTIRE AGREEMENT; APPLICABLE LAW

This Agreement, the documents referred to herein and the Attachments attached hereto constitute the entire, full and complete agreement between us and you concerning the subject matter hereof and supersede any and all prior agreements; provided, however, that nothing in this or any related agreement is intended to disclaim the representations made by us in the Disclosure Document that was furnished to you by us. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing. This Agreement shall be interpreted and construed under the laws of the State of Florida, and the parties hereto consent to irrevocably submit to the jurisdiction of all courts located within the County of Miami- Dade, Florida.

SECTION 19

DISPUTE RESOLUTION

19.1           We and you acknowledge that during the term of this Agreement disputes may arise between the parties that may be resolvable through mediation. To facilitate such resolution, we and you agree that each party shall submit the dispute between them for non-binding mediation at a mutually agreeable location before commencing an arbitration proceeding under Section 19.3. If we and you cannot agree on a location, the mediation will be conducted in Miami, Florida. The mediation will be conducted by one (1) mediator who is appointed under the American Arbitration Association’s Commercial Mediation Rules and who shall conduct the mediation in accordance with such rules. We and you agree that statements made by us, you or any other party in any such mediation proceeding will not be admissible in any arbitration or other legal proceeding. Each party shall bear its own costs and expenses of conducting the mediation and share equally the costs of any third parties who are required to participate in the mediation.

19.2           If any dispute between the parties cannot be resolved through mediation within forty-five (45) days following the appointment of the mediator, the parties agree to submit such dispute to arbitration subject to the terms and conditions of Section 19.3.

19.3           Except to the extent we elect to enforce the provisions of this Agreement by judicial process and injunction in our sole discretion, all disputes, claims and controversies between the parties arising under or in connection with this Agreement or the making, performance or interpretation thereof (including claims of fraud in the inducement and other claims of fraud and the arbitrability of any matter) which have not been settled through negotiation or mediation will be settled by binding arbitration in Florida under the authority of Florida Statutes. The arbitrator(s) will have a minimum of five (5) years experience in franchising or distribution law and will have the right to award specific performance of this Agreement. If the parties cannot agree upon a mutually agreeable arbitrator, then the arbitration shall be conducted as per the selection method set forth in the Florida Statutes. The proceedings will be conducted under the commercial arbitration rules of the American Arbitration Association, to the extent such rules are not inconsistent with the provisions of this arbitration provision or the Florida Statutes. The decision of the arbitrator(s) will be final and binding on all parties. This Section will survive termination or non-renewal of this Agreement under any circumstances. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction thereof. During the pendency of any arbitration proceeding, you and we shall fully perform our respective obligations under this Agreement.

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19.4           With respect to any claims, controversies or disputes which are not finally resolved through arbitration, or as otherwise provided above, you and your owners hereby irrevocably submit themselves to the jurisdiction of the state courts of Miami-Dade County, Florida, and the Federal District Court closest to our headquarters. You and your owners hereby waive all questions of personal jurisdiction for the purpose of carrying out this provision. You and your owners hereby agree that service of process may be made upon any of them in any proceeding relating to or arising out of this Agreement or the relationship created by this Agreement by any means allowed by Florida or federal law. You and your owners further agree that venue for any proceeding relating to or arising out of this Agreement shall be Miami-Dade County, Florida; provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief or (3) involving possession or disposition of, or other relief relating to, real property, we may bring such action in any State or Federal District Court which has jurisdiction. With respect to all claims, controversies, disputes or actions, related to this Agreement or the relationship created thereby, this Agreement and any such related claims, controversies, disputes or actions shall be governed, enforced and interpreted under Florida law.

19.5           You, your owners and we acknowledge that the parties’ agreement regarding applicable state law and forum set forth in Section 19.4 above provide each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or the parties’ relationship created by this Agreement. Each of you, your owners and we further acknowledge the receipt and sufficiency of mutual consideration for such benefit and that each party’s agreement regarding applicable state law and choice of forum have been negotiated in good faith and are part of the benefit of the bargain reflected by this Agreement.

19.6           You, your owners and we acknowledge that the execution of this Agreement and acceptance of the terms by the parties occurred in Miami-Dade County, Florida, and further acknowledge that the performance of certain of your obligations arising under this Agreement, including, but not limited to, the payment of monies due hereunder and the satisfaction of certain training requirements of ours, shall occur in Miami-Dade County, Florida.

19.7           You, your owners and we hereby waive, to the fullest extent permitted by law, any right to or claim or any punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) against either party, their officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) and agree that in the event of a dispute, either party shall be limited to the recovery of any actual damages sustained by it. If any other term of this Agreement is found or determined to be unconscionable or unenforceable for any reason, the foregoing provisions of waiver by agreement of punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) shall continue in full force and effect.

SECTION 20

TIMELY PERFORMANCE

You hereby acknowledge that your timely development of the Restaurants in the Development Area in accordance with the Minimum Performance Schedule is of material importance to us and you. You agree, as a condition of the continuance of the rights granted hereunder, to develop and open Restaurants within the Development Area in accordance with the Minimum Performance Schedule, to operate such Restaurants pursuant to the terms of the Franchise Agreements and to maintain all such Restaurants in operation continuously. We agree to diligently act upon any request of or approval from you and any material delay in your ability to meet the Minimum Performance Schedule which is directly caused by our failure to act diligently upon a request for approval shall not constitute a default hereunder. Further, a failure or delay in performance by any party to this Agreement shall not be a default hereunder if such failure or delay arises out of or results from a Force Majeure, which for purposes of this Agreement shall be defined as fire, flood, earthquake or other natural disasters, or acts of a public enemy, war, rebellion or sabotage. Force Majeure shall not include your lack of financing.

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SECTION 21

ACKNOWLEDGMENTS

21.1           YOU ACKNOWLEDGE THAT THE SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES SUBSTANTIAL BUSINESS RISKS AND WILL BE TOTALLY AND COMPLETELY DEPENDENT UPON YOUR ABILITY AS AN INDEPENDENT BUSINESSPERSON. WE EXPRESSLY DISCLAIM THE MAKING OF, AND YOU ACKNOWLEDGE NOT HAVING RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

21.2           YOU ACKNOWLEDGE HAVING RECEIVED, READ AND UNDERSTOOD THIS AGREEMENT, THE ATTACHMENTS ATTACHED HERETO AND AGREEMENTS RELATING HERETO, IF ANY, AND THE DISCLOSURE DOCUMENT DELIVERED SIMULTANEOUSLY HEREWITH; AND WE HAVE ACCORDED YOU AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS OF YOUR OWN CHOOSING ABOUT THE POTENTIAL RISKS OF ENTERING INTO THIS AGREEMENT.

21.3           YOU ACKNOWLEDGE THAT YOU RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE TRADE REGULATION RULE OF THE FEDERAL TRADE COMMISSION AT LEAST FOURTEEN (14) CALENDAR DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED OR ANY PAYMENT WAS MADE TO US OR OUR AFFILIATE.

21.4           YOU AND EACH OF YOUR PRINCIPALS, IF A CORPORATE ENTITY, EXPRESSLY ACKNOWLEDGE THAT NEITHER YOU NOR THEY HAVE RELIED UPON ANY EARNINGS CLAIMS, SUCH AS ORAL OR WRITTEN STATEMENTS OR SUGGESTIONS, MADE BY ANY REPRESENTATIVE OF OR ANY OTHER PERSON PURPORTING TO BE ACTING ON OUR BEHALF REGARDING THE POTENTIAL FUTURE SALES, REVENUES OR PROFITS WHICH MAY BE DERIVED FROM OPERATION OF KISSES FROM ITALY RESTAURANTS OR DEVELOPMENT OF THE DEVELOPMENT AREA.

SECTION 22

EFFECTIVE DATE

This Agreement shall be effective as of the date it is executed by us.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in triplicate on the day and year first above written.

FRANCHISOR:
ATTEST	KISSES FROM ITALY-FRANCHISING LLC

	By:	/s/ Claudio Ferri
Witness	Name:	Claudio Ferri
	Title:	co-CEO and CIO
Date:

MULTI-UNIT DEVELOPER:
Demasar Management Inc.

	By:	/s/ Denis Senecal
Witness	Name:	Denis Senecal
	Title:	Director

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